Exhibit 99.1

Contacts:
Media: Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

Investors: Investors may submit questions to investors@morningstar.com or by fax to
312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar’s Chief Financial Officer, Martha Dustin Boudos, to Assume New Role

CHICAGO, March 6, 2007—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today announced that Martha Dustin Boudos, chief financial officer, will be taking on a new role in the company. A search for a new chief financial officer is under way. Boudos will remain chief financial officer until the company names a replacement and after that will assist as needed to ensure a smooth transition. Boudos, 40, has served as Morningstar’s CFO since 2001. Among her many accomplishments as CFO, she successfully built a finance organization, led Morningstar’s open-auction initial public offering two years ago, and was instrumental in the company’s four recent acquisitions.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Martha is a 15-year veteran of our company and has made countless contributions to our success. More than five years ago I asked Martha to become our CFO and begin shaping our future as a public company. She didn’t hesitate to say yes. She’s done an outstanding job as CFO. When Martha told me it was time for her to do something different at Morningstar, and that she wanted to spend more time with her family, it was my turn to say yes. Martha is a brilliant leader and a valued member of our team. We’re still determining what her new responsibilities will be, but I’m delighted that she will stay with Morningstar.”

Boudos added, “Being CFO has been enormously rewarding. I thrive on building and developing new things, and I’ve loved the challenges of preparing us for the IPO and then playing a critical part in our newly public company. Now, I’m ready for a change, and, more importantly, I want to have more time with my husband and our two children. I’ve had fantastic opportunities for the past 15 years, and I’m grateful that Joe has been so supportive of my decision to continue contributing to Morningstar while also spending more time at home.”

Boudos joined the company in 1992 as a marketing manager. She played a key role in the creation of Morningstar.com, the company’s Web site for individual investors. From 1998 to 2000, she was responsible for Morningstar’s retirement advice business. Before being named CFO in 2001, she was vice president of human resources. Boudos holds a bachelor’s degree in political science from Wellesley College and a master’s degree in business administration from the Kellogg School of Management at Northwestern University.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutional clients. Morningstar provides data on more than 190,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 15 countries and ownership interests in companies in three additional countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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©2007 Morningstar Inc.  All rights reserved.